UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The J. M. Smucker Company (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on August 17, 2016, in Wooster, Ohio, pursuant to the Notice of the 2016 Annual Meeting of Shareholders and the Proxy Statement sent on or about July 1, 2016 to all shareholders of record at the close of business on June 20, 2016. At the Meeting, 103,181,876 shares were represented in person or by proxy, which constituted a quorum. The final results for each of the matters submitted to a vote of the shareholders at the Meeting are set forth below.

1.	The shareholders elected the following eleven Directors to each serve a one-year term expiring at the 2017 Annual Meeting of Shareholders. The votes on this proposal were as follows:

	Number of Votes
	For	Against	Abstain	Broker Non-Votes

Kathryn W. Dindo	82,949,252	6,119,551	207,228	13,906,172

Paul J. Dolan	86,550,079	2,540,611	185,341	13,906,172

Jay L. Henderson	88,143,130	909,380	223,521	13,906,172

Nancy Lopez Knight	87,117,520	1,954,910	203,601	13,906,172

Elizabeth Valk Long	82,995,616	6,086,634	193,781	13,906,172

Gary A. Oatey	86,124,193	2,948,626	203,212	13,906,172

Sandra Pianalto	86,909,668	2,170,639	195,724	13,906,172

Alex Shumate	86,917,882	2,156,509	201,640	13,906,172

Mark T. Smucker	86,702,039	2,414,932	159,060	13,906,172

Richard K. Smucker	86,448,174	2,682,127	145,730	13,906,172

Timothy P. Smucker	86,289,905	2,848,375	137,751	13,906,172

2.	The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017. The votes on this proposal were as follows:

Number of Votes
For	Against	Abstain	Broker Non-Votes
99,981,258	3,045,972	154,973	0

3.	The shareholders approved, on an advisory basis, the Company’s executive compensation, as disclosed in the Company’s Proxy Statement. The votes on this proposal were as follows:

Number of Votes
For	Against	Abstain	Broker Non-Votes
86,946,938	1,900,625	428,468	13,906,172

4.	The shareholders did not approve the shareholder proposal requesting that the Company issue a renewable energy sourcing and/or production report. The votes on this proposal were as follows:

Number of Votes
For	Against	Abstain	Broker Non-Votes
24,121,823	60,640,564	4,513,644	13,906,172

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Senior Vice President, General Counsel and Secretary

Date: August 19, 2016